As filed with the Securities and Exchange Commission on November 3, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TERRESTRIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1785406
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217
(646) 687-8212

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Simon Irish

Chief Executive Officer

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217
(646) 687-8212

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Sean M. Jones

Coleman Wombwell
K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, NC 28202
(704) 331-7406

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement contains two prospectuses:

•	a base prospectus (the “Base Prospectus”) covering the offer, sale and issuance by Terrestrial Energy Inc., a Delaware corporation (the “Registrant”), from time to time, in one or more offerings, of shares of its common stock, par value $0.0001 per share (“Common Stock”), shares of its preferred stock, debt securities, warrants, rights and units, at prices and on terms to be determined at the time of each offering and set forth in one or more prospectus supplements; and

•	a prospectus (the “CVR Prospectus”) covering the offer, sale and issuance by the Registrant of up to 2,310,937 shares of Common Stock to former holders of convertible notes issued by Terrestrial Energy Development, Inc., before its business combination with the Registrant.

The Base Prospectus immediately follows this explanatory note. The specific terms of any offering of the Registrant’s securities under the Base Prospectus will be set forth in a prospectus supplement filed with the Securities and Exchange Commission to supplement and, as applicable, amend the Base Prospectus. The CVR Prospectus immediately follows the Base Prospectus. The securities covered by the CVR Prospectus are being registered under this registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 3, 2026

TERRESTRIAL ENERGY INC.

Prospectus

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus relates to common stock, preferred stock, debt securities, warrants, rights and units that Terrestrial Energy Inc. may sell from time to time in one or more offerings on terms to be determined at the time of sale. We refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities.”  We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock trades on the Nasdaq Stock Market under the symbol “IMSR.” On October 29, 2026, the last reported sale price for our common stock was $3.46 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY SUCH PROSPECTUS SUPPLEMENT. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

As used in this Registration Statement on Form S-3 (this “Form S-3”), unless the context otherwise requires, the terms “we,” “us,” “our,” “Terrestrial Energy” and the “Company” refer to Terrestrial Energy Inc., a Delaware corporation.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination Agreement. These statements are based on our beliefs and assumptions and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. While we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about us, including:

•	the ability to maintain the listing of our common stock and our public warrants on Nasdaq;

•	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	our future financial performance;

•	our ability to retain or recruit our officers, key employees or directors;

•	our ability to comply with laws and regulations applicable to our business; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this prospectus and our management team's current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control and the control of our directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing our management team's views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the fact that we have a limited history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;

•	that we may not be able to generate positive cashflow from our expected future business operations;

•	there may be time delays, unforeseen expenses, increased capital costs, and other complications;

•	inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;

•	operating in a highly competitive industry;

•	inability to obtain sufficient capital or other resources necessary to provide for such production;

•	any failure by management to manage growth properly could negatively impact our business;

•	power or other utility disruption or shortage;

•	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;

•	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;

•	any inability to meet individual customer specifications;

•	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;

•	failure to retain key personnel or attract additional qualified personnel;

•	failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;

•	impacts of force majeure events;

•	the fact that we have generated negative operating cash flows and may experience negative cash flow from operations in the future;

•	extensive and costly environmental requirements;

•	the need to obtain and sustain governmental approvals and permits;

•	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

•	costs of compliance with environmental, health and safety regulations;

•	the impacts of climate change;

•	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;

•	any infringement of the intellectual property rights of third parties;

•	failure to adequately protect our intellectual property rights;

•	issues with information technology systems, including cyber threats, disruption, damage and failure;

•	use of resources and management attention related to the requirements of being a public company in the United States;

•	risks relating to the negative public or potential perception of the Company or the nuclear energy industry in general;

•	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties; and

•	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage.

THE COMPANY

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (the “IMSR Plant”), which uses the Company’s proprietary design of Generation IV reactor technology. The IMSR Plant is designed to offer large improvements in affordability and utility of nuclear plants and by extension the cost competitiveness of nuclear energy supply when compared to plants built using Light Water Reactor technology as well as other Generation IV technology.

The IMSR Plant uses molten salt reactor technology, which is characterized by its distinctive use of a molten salt eutectic that acts as both nuclear fuel and reactor coolant. This approach enables stable, high-temperature reactor operation, which supports high-efficiency electricity generation using steam turbines as well as direct use as a supply of thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes.

The Company estimates that the operational advantages accruing from reactor technology and plant design choices place the IMSR Plant competitively in a large and growing serviceable addressable market valued at $1.6 trillion today in Organization for Economic Co-operation and Development (OECD) countries. This market includes both clean, firm, and high-temperature thermal energy, and grid-based electric power supply, across a wide range of industrial and grid applications.

The Company believes that its choice of long-proven molten salt reactor technology for the IMSR Plant, designed within a pragmatic and market-focused innovative process that includes the use of standard nuclear fuel, delivers a market-competitive product in a compelling time frame. The IMSR Plant is scheduled for first commercial operation by the mid-2030s, and fleet operation commencing in the late 2030s.

The Company believes that timing of IMSR Plant development is aligned with changes in market demand for nuclear energy and nuclear reactor innovation. These are driven by major industrial innovations in other industrial sectors, by national energy supply insecurity, elevated by the conflict in Ukraine and the conflict in Iran, by national energy policy objectives particularly in the US, and by a broad realization that net-zero is not feasible without a massive expansion in nuclear energy supply as evidenced by declarations at COP28 in Dubai.

Our Corporate Information

HCM II Acquisition Corp. (“HCM II”) was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, by and among HCM II, HCM II Merger Sub Inc., a direct wholly owned subsidiary of HCM II (“Merger Sub”), and TEDI, dated as of March 26, 2025, as amended by Amendment No. 1 dated effective as of October 26, 2025 (the “Business Combination Agreement”), the Company completed the domestication, merger and other transactions contemplated by the Business Combination Agreement (the “Business Combination”) with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree. Our principal executive office is located at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. Our telephone number is (646) 687-8212. Our website address is https://www.terrestrialenergy.com/.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for working capital and general corporate purposes.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation and our Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, see the discussion below under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and upon the exercise of warrants.

Authorized Capital

We currently have authority to issue 500,000,000 shares of our common stock, par value of $0.0001 per share. As of October 26, 2026, 82,771,778 shares of our common stock were issued and outstanding.

Voting Rights

Each holder of record of common stock, as such, shall have one vote for each share of common stock that is outstanding and held by such holder on all matters on which stockholders are entitled to vote generally. The holders of common stock do not have cumulative voting rights.

Dividend Rights

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other class or series of stock, in each case having a preference over or the right to participate with the common stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Company, dividends and other distributions may be declared and paid ratably on the common stock out of the assets of the Company that are legally available for this purpose at such times and in such amounts as the Company’s Board of Directors (the “Board of Directors”), in its discretion, shall determine.

The payment of future dividends on the common stock will depend on the financial condition of the Company, and subject to the discretion of the Board of Directors. There can be no guarantee that cash dividends will be declared. The ability of the Company to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by the Company or any of its subsidiaries from time to time.

Rights Upon Liquidation, Dissolution and Winding Up

In the event of dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Other Rights

The holders of common stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Anti-Takeover Provisions

For a description of provisions of our Certificate of Incorporation and Bylaws that may delay, defer or prevent a change in control in connection with an extraordinary corporate transaction, see “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” in this prospectus.

Our shares of common stock are listed on the Nasdaq Stock Market under the symbol “IMSR.”

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to the Certificate of Incorporation or certificate of designations with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by the Certificate of Incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

The Certificate of Incorporation authorizes us to issue 1,000,000 shares of preferred stock, par value $0.0001 per share. The Board of Directors is authorized, without further stockholder action, to issue preferred stock in one or more series and to establish the designations, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereof. As of October 26, 2026, 20 shares of preferred stock were issued and outstanding, all of which were outstanding shares of our Special Voting Preferred Stock described below. Our authorized but unissued shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The Board of Directors has the authority to issue preferred stock in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The designations, powers, rights and preferences of the preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our Certificate of Incorporation so permits.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by the Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. If the liquidation amounts payable are insufficient to pay any distribution to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights, the holders of the preferred stock of that series will receive nothing. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have voting rights as required by law or as described in the applicable prospectus supplement.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the prospectus supplement;

•	as provided in our Certificate of Incorporation and in any certificate of designation; or

•	as otherwise required by law.

Special Voting Preferred Stock

Pursuant to a Certificate of Designation of Special Voting Preferred Stock filed with the Secretary of State of the State of Delaware on October 28, 2025 (the “Certificate of Designation”), we have designated a series of preferred stock, par value $0.0001 per share, as “Special Voting Preferred Stock.” A total of 50 shares of Special Voting Preferred Stock are authorized, all of which are issued and outstanding. The holders of Special Voting Preferred Stock are not entitled to receive dividends.

Each holder of a share of Special Voting Preferred Stock that also holds Class B Exchangeable Shares and/or Class C Exchangeable Shares of Terrestrial Energy Canada (Exchange) Inc. (“ExchangeCo”) is entitled, with respect to such share of Special Voting Preferred Stock, to cast, on matters on which holders of our common stock are entitled to vote, a number of votes equal to the aggregate number of shares of common stock for which such holder's Class B Exchangeable Shares and/or Class C Exchangeable Shares of ExchangeCo are exchangeable, with the same voting rights as holders of common stock. Except as described above or as otherwise required by applicable law, holders of Special Voting Preferred Stock are not entitled to vote on any matter submitted to our stockholders. For so long as any shares of Special Voting Preferred Stock remain outstanding, the Certificate of Designation may not be amended without the affirmative vote of holders of at least a majority of the outstanding voting power of the Special Voting Preferred Stock.

Upon any liquidation, dissolution or winding up of the Company, the Special Voting Preferred Stock ranks senior to our common stock and junior to all other series of our preferred stock, if any, and the holders are entitled to receive, prior to the holders of common stock, an amount equal to the par value per share. Shares of Special Voting Preferred Stock are not convertible into or exchangeable for any other class or series of our capital stock, may not be sold, exchanged or otherwise transferred without our prior written consent, and are automatically cancelled for no consideration once the related Class B Exchangeable Shares and/or Class C Exchangeable Shares of ExchangeCo cease to be held by the holder.

The Certificate of Designation of Special Voting Preferred Stock is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designation. See “Where You Can Find More Information” and “Incorporation by Reference” below.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of the Company, to be issued in one or more series, which may include either senior debt securities, subordinated debt securities or senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities and any guarantees that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which the debt securities are issued as supplemented by any supplemental indenture applicable to the debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find in the Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payment periods;

•	the place or places where the principal and interest on the series of debt securities will be payable;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

•	any addition to or change in the events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination; and

•	any other terms of the debt securities of the series which are not prohibited by the indenture.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement.

Senior Debt

We may issue senior debt securities under the senior indenture. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated indenture. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a variable rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

•	by the depository for the registered global security to a nominee of the depository;

•	by a nominee of the depository to the depository or another nominee of the depository; and

•	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or dealers participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	may not have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

•	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of the Company, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

•	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

•	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

•	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

•	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

•	the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

•	we do not appoint a successor depository within 90 days.

If an event of default has occurred and is continuing, we will, upon receiving a request from the depository or the trustee, exchange the global security for individual debt securities in definitive registered form. In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by the Company

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 90 days;

•	failure to pay when due the principal of, or premium, if any, on, any debt security of that series or any required sinking or analogous fund payment;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of amounts due solely by acceleration, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 90 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

•	to add guarantees to or secure any series of debt securities;

•	to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

•	to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

•	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

•	to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

•	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

•	extend the final maturity of the principal of, or the time for payment of any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	impair the right of a holder to receive payment of principal, premium, if any, or interest when due or to institute suit to enforce such payment;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture; or

•	reduce any premium payable upon the redemption of any debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, subject to the applicable conditions of the indenture, we may discharge our obligations under the indenture with respect to a series by irrevocably depositing with the trustee cash or Governmental Obligations, as defined in the indenture, sufficient to pay principal, premium, if any, and interest to maturity or redemption and paying all other sums payable under the indenture with respect to that series. Certain obligations survive as provided in the indenture. Any additional or alternative defeasance or discharge provisions for a series will be described in the applicable prospectus supplement.

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity, unless:

o	the resulting, surviving or transferee entity shall expressly assume, by supplemental indenture executed and delivered to the trustee, all of our obligations under the debt securities and the indenture;

o	if any debt securities are convertible or exchangeable, the supplemental indenture shall preserve holders’ rights to receive the securities or property they would have received had conversion or exchange occurred immediately before the transaction; and

o	if we are not the surviving entity, we or the continuing entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The phrase “substantially all” of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “substantially all” of our assets has occurred.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Incorporators and Stockholders

No director, officer, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of the Company. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only. Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

Outstanding Warrants

Following the Business Combination, we have two primary types of warrants outstanding: (i) the warrants issued to the investors in the private placement, including HCM II Sponsor LLC (the “Sponsor”), before the closing of the Business Combination and in our initial public offering, which are listed on Nasdaq under the symbol “IMSRW” (the “Listed Warrants”), and (ii) the Legacy Terrestrial Warrants that were held by the pre-Business Combination stockholders of TEDI and assumed by us in the Business Combination.

Listed Warrants. Each whole Listed Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the completion of the Business Combination, provided that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of such Listed Warrants and a current prospectus relating to them is available (or we permit holders to exercise such Listed Warrants on a cashless basis under the circumstances specified in the warrant agreement governing the Lsited Warrants (the “Warrant Agreement”)) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Listed Warrants only for a whole number of shares of common stock. The Listed Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We may redeem the outstanding Listed Warrants: (i) in whole and not in part; (ii) at a price of $0.01 per Listed Warrant, upon a minimum of 30 days’ prior written notice of redemption; and (iii) if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders. If and when the Listed Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We have established the last of the redemption criteria described above to prevent a redemption call unless there is at the time of the call a significant premium to the Listed Warrant exercise price.

The Listed Warrants were issued under, and are governed by, the Amended and Restated Warrant Agreement, dated October 28, 2025, by and between us and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed November 3, 2025).

Legacy Terrestrial Warrants. As of the date of this prospectus, there are Legacy Terrestrial Warrants outstanding to purchase an aggregate of 10,490,884 shares of common stock at an exercise price of $2.24 per share, subject to customary anti-dilution adjustments. The Legacy Terrestrial Warrants expire on July 31, 2028 and may also be exercised on a cashless basis. The Legacy Terrestrial Warrants may not be sold, assigned or transferred without our prior written approval. The holders of Legacy Terrestrial Warrants do not have the rights or privileges of holders of the underlying shares of common stock, or any voting rights in respect of the Legacy Terrestrial Warrants or underlying shares of common stock, until they exercise their Legacy Terrestrial Warrants and receive common stock.

There is no guarantee that any of our outstanding warrants will be in the money prior to their expiration, and they may expire worthless.

A specimen warrant certificate and the warrant agreement governing our outstanding warrants are filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation by Reference” below.

DESCRIPTION OF RIGHTS WE MAY OFFER

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all of which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer” and “— Description of Preferred Stock We May Offer” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units composed of any combination of our debt securities, common stock, preferred stock, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities We May Offer,” “— Description of Common Stock We May Offer,” “— Description of Preferred Stock We May Offer” and “— Description of Warrants We May Offer” above, and “— Description of Rights We May Offer” below, will apply to each unit and to each security included in each unit, respectively.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

The following paragraphs regarding certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws are summaries of the material terms thereof and do not purport to be complete. We urge you to read the applicable prospectus supplements, any related free writing prospectuses related to a security that we may offer under this prospectus, the DGCL, and our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are on file with the SEC as exhibits to filings previously made by us. See “Where You Can Find More Information.”

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of the DGCL, our Certificate of Incorporation and our Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the DGCL and our Certificate of Incorporation and Bylaws.

Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (as defined in Section 203 of the DGCL and summarized below) with any interested stockholder (as defined in Section 203 of the DGCL and summarized below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation (or any direct or indirect majority-owned subsidiary of the corporation) and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation (or any direct or indirect majority-owned subsidiary of the corporation) to or with the interested stockholder (except proportionately as a stockholder of the corporation);

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation (or any direct or indirect majority-owned subsidiary of the corporation) of any stock of the corporation (or of such subsidiary) to the interested stockholder;

•	subject to limited exceptions, any transaction involving the corporation (or any direct or indirect majority-owned subsidiary of the corporation) that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series or securities convertible into the stock of any class or of the corporation (or of such subsidiary) which is owned (as defined in Section 203 of DGCL) by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit (except proportionately as a stockholder of the corporation) of any loans, advances, guarantees, pledges or other financial benefits (subject to certain exceptions) provided by or through the corporation (or any direct or indirect majority-owned subsidiary of the corporation).

In general, Section 203 defines an interested stockholder as any entity or person owning (as defined in Section 203 of the DGCL) 15% or more of the outstanding voting stock of the corporation, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and the affiliates and associates of such entity or person.

Our Charter Documents. Our Certificate of Incorporation and Bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued Common Stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. For example, if, in the exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Undesignated Preferred Stock. Our board of directors has the ability to provide for one or more series of preferred stock with voting or other rights, preferences and privileges that could have the effect of deterring hostile takeovers or delaying changes in control of us or our management.

No Cumulative Voting for Directors. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Classified Board of Directors. Our Certificate of Incorporation and Bylaws provide that our board of directors is divided into three classes, with members of each class serving staggered three-year terms. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our directors.

Vacancies. Our Certificate of Incorporation provides that all vacancies on our board of directors may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director.

Removal of Directors. Our Certificate of Incorporation provides that any director or the entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66⅔% in voting power of all the then outstanding shares of our stock entitled to vote on the election of such director, voting together as a single class.

Actions at Meetings of Stockholders; Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals. Our Certificate of Incorporation requires that, subject to the rights of any series of our preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation provides that special meetings of stockholders may be called only by our Chief Executive Officer, our President, our Board of Directors, the Chairperson of our Board of Directors, or any other person designated by our Board of Directors. In addition, the Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting of our stockholders only by our board of directors or by a stockholder who gives written notice to us not less than 120 days, nor more than 150 days, prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions. Such stockholder’s notice must set forth certain information required by the Bylaws. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Supermajority Voting for Amendments to Our Governing Documents. Our Certificate of Incorporation requires that amendments to certain provisions of our Certificate of Incorporation relating to our board of directors, actions of stockholders, director liability, and choice of forum require the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. Our Certificate of Incorporation provides that the board of directors is expressly authorized to adopt, amend or repeal our Bylaws and that our stockholders may amend our Bylaws only with the approval of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class.

Choice of Forum. Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if that court lacks subject matter jurisdiction, another state or federal court located within Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of our company to our company or our stockholders, creditors or other constituents, (iii) any action asserting a claim against our company or any current or former director or officer arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws, (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, except in each case for any action asserting a claim for which the federal courts have exclusive jurisdiction, including claims arising under the Securities Exchange Act of 1934. Additionally, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities offered hereby. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into option, share lending, security lending or repurchase agreements with the underwriters or agents that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. The underwriters or agents may effect these derivative transactions through sales of the securities to the public, including short sale transactions, or by lending or pledging the securities in order to facilitate short sale transactions by others, and may use securities pledged by or borrowed from us or others, or securities received from us in settlement of those derivatives, to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities. The third party in any such transaction will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered or sold unless such securities have been registered or qualified for sale in the applicable state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise specified in any applicable prospectus supplement, the validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026 have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion, and are incorporated in this prospectus by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our web site is located at www.terrestrialenergy.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct any requests for documents to:

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

Attention: Corporate Secretary

Telephone: (646) 687-8212

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 14, 2026 and August 11, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on April 16, 2026, May 8, 2026, June 12, 2026, July 17, 2026, July 28, 2026, July 31, 2026, and October 27, 2026, to the extent the information in such report is filed and not furnished;

●	Our Definitive Proxy Statement on Schedule 14A (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025), filed with the SEC on April 29, 2026; and

●	The description of the Company’s common stock and Listed Warrants contained in Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed by the Company with the SEC on May 14, 2026, including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

Attention: Corporate Secretary

Telephone: (646) 687-8212

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 3, 2026

TERRESTRIAL ENERGY INC.

Primary Offering of up to

2,310,937 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by Terrestrial Energy Inc., a Delaware corporation (“us,” “we,” “Terrestrial Energy,” or the “Company”) of up to 2,310,937 shares (the “CVR Shares”) of common stock, par value $0.0001 per share (“Common Stock”), to the former holders of convertible notes (the “Convertible Notes”) issued by Terrestrial Energy Development, Inc. (“TEDI”) before its business combination with the Company. The CVR Shares are issuable pursuant to the terms of the Convertible Notes and will be issued on approximately November 25, 2026 (the 21st trading day following the expiration of the lock-up period applicable to the former holders of the Convertible Notes). The number of CVR Shares to be issued will be determined on such date pursuant to the terms of the Convertible Notes.

As October 26, 2026, we had 105,790,799 shares of Common Stock and share equivalents outstanding, including 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares.

We will not receive any proceeds from the issuance of the CVR Shares. We will bear all costs, expenses, and fees in connection with the registration of the CVR Shares.

Our Common Stock and publicly traded warrants ( “Listed Warrants”) are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IMSR” and “IMSRW,” respectively. On October 26, 2026, the closing price of our Common Stock was $3.46 per share and the closing price for our Lublic Warrants was $0.63 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. We have not authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. We do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States: We are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. We have not done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus through any means described in the section titled “Plan of Distribution.”

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

S-i

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Unless otherwise noted or the context otherwise requires, references to the “Company,” “Terrestrial Energy,” “Terrestrial Energy Inc.,” “we,” “us,” or “our” refer to the business of Terrestrial Energy and its subsidiaries.

We were incorporated on April 4, 2024, as a Cayman Islands exempted corporation under the name HCM II Acquisition Corp. (“HCM II”) for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, by and among HCM II, HCM II Merger Sub Inc., a direct wholly owned subsidiary of HCM II (“Merger Sub”), and TEDI, dated as of March 26, 2025, as amended by Amendment No. 1 dated effective as of October 26, 2025 (the “Business Combination Agreement”), the Company completed the domestication, merger and other transactions contemplated by the Business Combination Agreement (the “Business Combination”) with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree.

References to a year refer to our fiscal years ended on December 31 of the specified year.

Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

S-ii

MARKET AND INDUSTRY DATA

The Company is responsible for the disclosure contained in this prospectus. Information contained in this prospectus concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the sections of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors”, as well as the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination Agreement. These statements are based on the beliefs and assumptions of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. While the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about the Company, including:

•	the ability to realize the benefits expected from the Business Combination;

•	the ability to maintain the listing of the Common Stock and the Listed Warrants on Nasdaq;

•	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

•	the future financial performance of the Company;

•	the Company’s ability to retain or recruit its respective officers, key employees or directors;

•	the Company’s ability to comply with laws and regulations applicable to its business; and

•	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this report and the Company’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s management teams’ respective views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	the fact that the Company has a limited history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;

•	that the Company may not be able to generate positive cashflow from its expected future business operations;

•	there may be time delays, unforeseen expenses, increased capital costs, and other complications;

•	inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;

•	operating in a highly competitive industry;

•	inability to obtain sufficient capital or other resources necessary to provide for such production;

•	any failure by management to manage growth properly could negatively impact our business;

•	power or other utility disruption or shortage;

S-iv

•	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;

•	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;

•	any inability to meet individual customer specifications;

•	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;

•	failure to retain key personnel or attract additional qualified personnel;

•	failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;

•	impacts of force majeure events;

•	that the Company has generated negative operating cash flows and may experience negative cash flow from operations in the future;

•	extensive and costly environmental requirements;

•	the need to obtain and sustain governmental approvals and permits;

•	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;

•	costs of compliance with environmental, health and safety regulations;

•	the impacts of climate change;

•	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;

•	any infringement of the intellectual property rights of third parties;

•	failure to adequately protect intellectual property rights;

•	issue with information technology systems, including cyber threats, disruption, damage and failure;

•	use of resources and management attention related to the requirements of being a public company in the United States;

•	risks relating to the negative public or potential perception of the Company or the nuclear energy industry in general;

•	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties; and

•	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage.

S-v

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

The Business

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (the “IMSR Plant”), which uses the Company’s proprietary design of Generation IV reactor technology. The IMSR Plant is designed to offer large improvements in affordability and utility of nuclear plants and by extension the cost competitiveness of nuclear energy supply when compared to plants built using Light Water Reactor technology as well as other Generation IV technology.

The IMSR Plant uses molten salt reactor technology, which is characterized by its distinctive use of a molten salt eutectic that acts as both nuclear fuel and reactor coolant. This approach enables stable, high-temperature reactor operation, which supports high-efficiency electricity generation using steam turbines as well as direct use as a supply of thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes.

The Company estimates that the operational advantages accruing from reactor technology and plant design choices place the IMSR Plant competitively in a large and growing serviceable addressable market valued at $1.6 trillion today in Organization for Economic Co-operation and Development (OECD) countries. This market includes both clean, firm, and high-temperature thermal energy, and grid-based electric power supply, across a wide range of industrial and grid applications.

The Company believes that its choice of long-proven molten salt reactor technology for the IMSR Plant, designed within a pragmatic and market-focused innovative process that includes the use of standard nuclear fuel, delivers a market-competitive product in a compelling time frame. The IMSR Plant is scheduled for first commercial operation by the mid-2030s, and fleet operation commencing in the late 2030s.

The Company believes that timing of IMSR Plant development is aligned with changes in market demand for nuclear energy and nuclear reactor innovation. These are driven by major industrial innovations in other industrial sectors, by national energy supply insecurity, elevated by the Ukrainian War, by national energy policy objectives particularly in the US, and by a broad realization that net-zero is not feasible without a massive expansion in nuclear energy supply as evidenced by declarations at COP28 in Dubai.

Corporate History

HCM II was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, dated as of March 26, 2025, as amended, the Company completed the Business Combination with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree. Our principal executive office is located at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. Our telephone number is (646) 687-8212. Our website address is https://www.terrestrialenergy.com/.

THE OFFERING

Issuer	Terrestrial Energy Inc.

Common Stock Offered by us	Up to 2,310,937 shares of Common Stock to the former holders of Convertible Notes issued by TEDI before its business combination with the Company.

Terms of the Offering	We will issue shares of Common Stock to the former holders of the Convertible Notes pursuant to the terms thereof on or about November 25, 2026.

Shares Outstanding Before this Offering	82,771,778 shares of Common Stock issued and outstanding.

Shares Outstanding After this Offering	Up to 85,082,715 shares of Common Stock issued and outstanding assuming the full issuance of all of the CVR Shares.

Use of Proceeds	We will not receive any proceeds from the issuance of the CVR Shares.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our capital stock.

Nasdaq Symbol for our Common Stock	IMSR

Nasdaq Symbol for our Listed Warrants	IMSRW

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, together with the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and the related notes. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

USE OF PROCEEDS

The Company will not receive any proceeds from the issuance of the CVR Shares to the former holders of the Convertible Notes.

PLAN OF DISTRIBUTION

The CVR Shares are issuable pursuant to the terms of the Convertible Notes and may be issued on approximately November 25, 2026 (the 21st trading day following the expiration of the lock-up period applicable to the former holders of the Convertible Notes). This issuance will occur in the event that the volume weighed average trading price of the Common Stock (the “VWAP”) for the 20 trading days beginning on October 28, 2026 is less than $7.905 (being 75% of the per share redemption price received by holders of common equity of HCM II that exercised redemption rights in connection with the Business Combination). If this condition is met, the former holders of the Convertible Notes would be entitled to receive, at no additional cost, a number of CVR Shares equal to (i) the outstanding principal and accrued interest on the Convertible Notes as of the closing date of the Business Combination, divided by the greater of (a) 75% of the VWAP and (b) $5.00, minus (ii) the outstanding principal and accrued interest on the Convertible Notes as of the closing date of the Business Combination divided by $7.905.

Since there is a $5.00 price floor for purposes calculating the number of CVR Shares issuable in respect of the contingent value rights, the maximum number of CVR Shares issuable in respect of the contingent value rights is 2,310,937. If the VWAP is greater than $7.905, no CVR Shares will be issued in respect of the contingent value rights, which will automatically expire without any payment with respect thereto.

We will issue the CVR Shares directly to the holders entitled to receive them under the terms of the Convertible Notes, without payment of any additional cash consideration by those holders. We will receive no cash proceeds from their issuance. No underwriter, dealer or placement agent will participate in the issuance, and no underwriting discounts, commissions or placement fees will be payable in connection with it. We will bear the expenses of registering and issuing the CVR Shares.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

The consolidated financial statements of Terrestrial Energy Inc. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026 have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion, and are incorporated in this prospectus by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.terrestrialenergy.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION Of certain Documents BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we terminate the offering of these securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026;

●	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 14, 2026 and August 11, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on April 16, 2026, May 8, 2026, June 12, 2026, July 17, 2026, July 28, 2026, July 31, 2026, and October 27, 2026, to the extent the information in such report is filed and not furnished;

●	Our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 29, 2026; and

●	The description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed by the Company with the SEC on May 14, 2026, including any further amendment or report filed hereafter for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Terrestrial Energy Inc.

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

Attention: Corporate Secretary

Telephone: (646) 687-8212

TERRESTRIAL ENERGY INC.

Primary Offering of up to

2,310,937 SHARES OF COMMON STOCK

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an itemized statement of expenses of the Company in connection with the issuance and delivery of the securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$44,809.43
Printing Expenses	*
Nasdaq Listing Fees	*
Trustee Fees and Expenses	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Miscellaneous	*
Total	*

*	These fees will be dependent on the types of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation.

Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

In the case of an action by or in the right of the corporation to procure a judgment in its favor, Section 145 of the DGCL permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article VII of our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director or officer shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty owed to us or our stockholders.

Section 27 of our Bylaws provides that we shall indemnify (and advance expenses to) our officers and directors to the full extent permitted by the DGCL.

We have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against various actions including, but not limited to, third-party actions where such director or executive officer, by reason of his or her corporate status, is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, or by reason of anything done or not done by such director in any such capacity. We are obligated to indemnify directors and executive officers against all costs, fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such directors or executive officers in connection with such action, if such directors or executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. We also must advance to our directors and executive officers expenses (including attorney’s fees) incurred by or on behalf of such directors and executive officers no later than 30 days after our receipt of a statement or statements from directors or executive officers requesting such payments from time to time. Pursuant to the indemnification agreements, the directors or executive officers undertake to repay and advance to the extent it is ultimately determined that they are not entitled to be indemnified by us.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

2.1#	Business Combination Agreement, dated as of March 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 2.1 filed with the Current Report on Form 8-K filed by the registrant on March 26, 2025).

2.2	Amendment No. 1 to Business Combination Agreement, effective as of October 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 2.2 filed with the Current Report on Form 8-K filed by the registrant on November 3, 2025).

2.3	Certificate of Merger of HCM II Merger Sub Inc. with and into Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 2.3 filed with the Current Report on Form 8-K filed by the registrant on November 3, 2025).

3.1	Composite Certificate of Incorporation of Terrestrial Energy Inc. (as amended through March 27, 2026) (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2026).

3.2	Certificate of Designations for Special Voting Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2026).

3.3	Composite Bylaws of Terrestrial Energy Inc. (as amended through October 28, 2025) (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2026).

4.1	Specimen Common Stock Certificate of the Registrant (incorporated by reference herein to Exhibit 4.5 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).

4.2	Specimen Warrant Certificate of Terrestrial Energy Inc. (incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K, filed with the SEC on March 30, 2026).

4.3	Amended and Restated Warrant Agreement, dated October 28, 2025, by and between Terrestrial Energy Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 3, 2025, File No. 001-42252).

4.4	Form of certificate representing shares of preferred stock of Terrestrial Energy Inc.*

4.5	Form of certificate of designations for preferred stock*

4.6	Form of Senior Indenture relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness (filed herewith).

4.7	Form of Subordinated Indenture relating to the issuance from time to time in one or more series of notes, bonds or other evidences of indebtedness (filed herewith).

4.8	Form of senior debt security*

4.9	Form of subordinated debt security*

4.10	Form of warrant agreement*

4.11	Form of warrant certificate*

4.12	Form of rights agreement*

4.13	Form of rights certificate*

4.14	Form of unit agreement*

4.15	Form of unit certificate*

5.1	Opinion of K&L Gates LLP with respect to universal shelf offering (filed herewith).

5.2	Opinion of K&L Gates LLP with respect to CVR Shares (filed herewith).

23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm of Terrestrial Energy Inc. (filed herewith).

23.2	Consent of K&L Gates LLP (contained in Exhibits 5.1 and 5.2 and filed herewith).

24.1	Power of attorney (set forth on the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended**

107	Filing Fee Table (filed herewith).

*	To be filed, if necessary, with a Current Report on Form 8-K or a Post-Effective Amendment to the registration statement.
**	To be filed, if necessary, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
#	Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to SEC upon its request.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 3rd day of November 2026.

Terrestrial Energy Inc.

/s/ Simon Irish
Simon Irish
Chief Executive Officer
(Principal Executive Officer)

Terrestrial Energy Inc.

/s/ Brian Thrasher
Brian Thrasher
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon Irish and Brian Thrasher, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents or any one of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simon Irish	Chief Executive Officer	November 3, 2026
Simon Irish	(Principal Executive Officer), Director

/s/ Brian Thrasher	Chief Financial Officer	November 3, 2026
Brian Thrasher	(Principal Financial and Accounting Officer)

/s/ Dr. Frederick Buckman	Director	November 3, 2026
Dr. Frederick Buckman

/s/ William Johnson	Director	November 3, 2026
William Johnson

/s/ Robert W. Jones	Director	November 3, 2026
Robert W. Jones

/s/ Hugh MacDiarmid	Director	November 3, 2026
Hugh MacDiarmid

/s/ Charles Pardee	Director	November 3, 2026
Charles Pardee

/s/ Kathryn McCarthy	Director	November 3, 2026
Kathryn McCarthy